SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2002

RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26109	77-0588488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1339 Moffett Park Drive Sunnyvale, California (Address of principal executive offices)	95008 (Zip Code)

(408) 752-0723
(Registrant’s telephone number, including area code)

Nettaxi.com
1875 South Bascom Ave., No. 116
Campbell, CA 95008
(Former name or former address, if changed since last report)

Item 1.    Change in Control of Registrant.

On April 9, 2002, immediately prior to the consummation of the merger transaction described in Item 2 below between Nettaxi.com, a Nevada corporation (“Nettaxi”) and RAE Systems Inc., a California corporation (“RAE California”), we effected a 5.67 for 1 reverse split of our common stock, were reincorporated under the laws of the state of Delaware and changed our name to RAE Systems Inc. Although the former Nettaxi was the surviving corporation in the merger transaction, the stockholders and management of the former RAE Systems acquired control of Nettaxi at the effective time of the merger. We have treated the merger transaction as a reverse merger for accounting purposes. As a result of the merger, shareholders of RAE California prior to the merger hold approximately 80% of the outstanding shares of common stock of the combined entity, and shareholders of Nettaxi prior to the merger hold approximately 18% of the combined entity. The combined entity will be headed by the former management and board of RAE California.

Item 2.    Acquisition or Disposition of Assets.

On April 9, 2002, pursuant to a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) dated January 9, 2002 among RAE California, RAES Acquisition Corporation, a California corporation, and Nettaxi (formerly OTC BB: NTXY.OB), we effected a 5.67 for 1 reverse split of our common stock, were reincorporated under the laws of the state of Delaware under the name RAE Systems Inc. and merged with RAE California, with the combined entity being RAE Systems Inc. (OTC BB: RAEE.OB), a Delaware corporation (“RAE Delaware”).

Pursuant to the merger described above, RAE Delaware issued shares of its common stock in exchange for shares of RAE California common stock outstanding immediately prior to the merger so that shareholders of RAE California prior to the merger hold approximately 80% of the outstanding shares of common stock of the combined entity, and shareholders of Nettaxi prior to the merger hold approximately 18% of the combined entity. Options to purchase RAE California common stock outstanding at the effective time of the merger were assumed by RAE Delaware and will continue to have the same terms and conditions that were applicable prior to the merger, except that (i) each RAE California stock option will be exercisable for shares of RAE Delaware common stock, and the number of shares of RAE Delaware issuable upon exercise of any assumed option will be determined by multiplying the applicable exchange ratio by the number of shares of RAE California common stock underlying the options and (ii) the per share exercise price of each assumed RAE California option will be determined by dividing the exercise price in effect prior to the merger by the applicable exchange ratio.

The preceding discussion is qualified in its entirety by the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein.

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Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The historical financial statements of RAE California have been previously filed on Nettaxi’s proxy statement filed with the Securities and Exchange Commission on March 4, 2002.

(b)	Pro forma financial information.

The pro forma financial information have been previously filed on Nettaxi’s proxy statement filed with the Securities and Exchange Commission on March 4, 2002.

(c)	Exhibits

2.1
Merger Agreement and Plan of Reorganization dated January 9, 2002 among RAE Systems Inc., a California corporation, RAES Acquisition Corporation, a California corporation, and Nettaxi.com, a Nevada corporation (1)

(1)	Incorporated by reference to the exhibit previously filed as an exhibit to Nettaxi’s Current Report on Form 8-K filed on January 10, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAE Systems Inc.

Date: April 24, 2002	By: /s/ JOSEPH NG Joseph Ng Vice President, Business Development and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
2.1
Merger Agreement and Plan of Reorganization dated January 9, 2002 among RAE Systems Inc., a California corporation, RAES Acquisition Corporation, a California corporation, and Nettaxi, a Delaware corporation (1)

(1)	Incorporated by reference to the exhibit previously filed as an exhibit to Nettaxi.com’s Current Report on Form 8-K filed on January 10, 2002.